UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2015  (May 14, 2015)

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Pain Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	000-29959	91-1911336
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7801 N Capital of Texas Highway, Suite 260

Austin, Texas 78731

(Address of principal executive offices, including zip code)

(512) 501-2444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

◻	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12

◻	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

◻	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Pain Therapeutics, Inc. was held on May 14, 2015. Of the 45,756,117 shares of our common stock entitled to vote at the meeting, 41,766,659 shares, representing approximately 91% of the total votes eligible to be cast, were represented at the meeting in person or by proxy, constituting a quorum. The voting results are presented below.

Proposal One - To elect Remi Barbier, Sanford R. Robertson and Patrick J. Scannon, M.D., Ph.D. as Class III Directors to serve for three-year terms and until their successors are duly elected and qualified:

Director	For	Withheld	Broker Non Vote
Remi Barbier	20,529,352	7,487,857	13,749,450
Sanford R. Robertson	15,508,550	12,508,659	13,749,450
Patrick J. Scannon, M.D., Ph.D.	20,596,849	7,420,360	13,749,450

Proposal Two - To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2015:

For	Against	Abstain
41,447,511	193,534	125,614

Proposal Three - To approve, by a non-binding advisory vote, the 2014 executive compensation for the Company’s executive officers:

For	Against	Abstain	Broker Non Vote
14,360,640	13,503,766	152,803	13,749,450

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAIN THERAPEUTICS, INC.

a  Delaware corporation

Date:   May 14, 2015

By:/s/ Peter S. Roddy

Peter S. Roddy

Vice President and Chief Financial Officer